Exhibit 99.1

OPTION CARE HEALTH ANNOUNCES PRELIMINARY FOURTH QUARTER & FULL YEAR 2025 FINANCIAL RESULTS AND PRELIMINARY FINANCIAL GUIDANCE FOR FULL YEAR 2026

BANNOCKBURN, IL., January 12, 2026 - Option Care Health, Inc. (the “Company” or “Option Care Health”) (Nasdaq: OPCH), the nation’s largest independent provider of home and alternate site infusion services, announced today preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2025, and preliminary financial guidance for the full year 2026.

(Year-over-year comparisons unless otherwise noted; Growth comparisons versus midpoint of range)

Fourth Quarter 2025 Preliminary Expected Results

•	Net revenue of $1.46 billion to $1.47 billion
•	GAAP net income of $59.1 million to $62.4 million
•	GAAP diluted EPS of $0.37 to $0.39
•	Adjusted diluted EPS of $0.46 to $0.49
•	Adjusted EBITDA of $123.7 million to $127.7 million

Full Year 2025 Preliminary Expected Results

•	Net revenue of $5.645 billion to $5.655 billion
•	GAAP net income of $208.2 million to $211.5 million
•	GAAP diluted EPS of $1.27 to $1.29
•	Adjusted diluted EPS of $1.72 to $1.76
•	Adjusted EBITDA of $469.0 million to $473.0 million
•	Cash flow from operations below $320 million

Full Year 2026 Preliminary Financial Guidance

•	Net revenue of $5.8 billion to $6.0 billion
•	Adjusted diluted EPS of $1.82 to $1.92
•	Adjusted EBITDA of $480 million to $505 million

The Company expects to provide further information regarding its full year 2026 financial guidance on its fourth quarter earnings call in February.

Expanded Share Repurchase Program Authorization

On January 9, 2026, the Company’s Board of Directors approved an increase to its 2025 share repurchase program authorization, from $500 million to $1.0 billion. This program has no specified expiration date. Shares may be repurchased under the program through open market purchases, privately negotiated transactions, or other structured share repurchase programs. The timing and actual amount of shares repurchased will depend upon a variety of factors, including market conditions, regulatory requirements, and other corporate considerations, as determined by the Company’s management.

Under the 2025 share repurchase program, the Company repurchased approximately $95 million of shares during the fourth quarter of 2025 and approximately $307 million during the full year 2025. As of December 31, 2025, the 2025 share repurchase program had purchase capacity of approximately $193 million. The expanded authorization added an additional $500 million to the capacity.

Investor Conference Presentation

The Company will be participating in the 44th Annual J.P. Morgan Healthcare Conference, including a Company presentation at 10:30 a.m. P.T. on Tuesday, January 13, 2026. The presentation, including the presentation materials, can be accessed via live audio webcast that will be available online at investors.optioncarehealth.com.

About Option Care Health

Option Care Health is the nation’s largest independent provider of home and alternate site infusion services. With over 8,000 team members, including more than 5,000 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and teammates. To learn more, please visit our website at optioncarehealth.com.

Investor Contacts

Nicole Maggio

Senior Vice President, Corporate Controller

investor.relations@optioncare.com

Forward-Looking Statements - Safe Harbor

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements the Company may make regarding future revenues, future earnings, other future financial results, regulatory developments, market developments, new products and growth strategies and the effects of any of the foregoing on its future results of operations or financial condition.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause the Company’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: changes in laws, regulations or trade policies applicable to its business model; loss of relationships with managed care organizations and other non-governmental third party payers; changes in the pharmaceutical industry, including limiting or discontinuing research, development, production and marketing of pharmaceuticals compatible with its services; changes in market conditions and receptivity to its services and offerings; and pending and future litigation or potential liability for claims not covered by insurance. For a detailed discussion of the risk factors that could affect its actual results, please refer to the risk factors identified in the Company’s SEC reports as filed with the SEC.

Any forward-looking statement made by the Company in this press release is based only on information currently available to it and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Preliminary Unaudited Financial Data

The preliminary financial information included in this press release is subject to completion of the Company’s year-end close procedures and further financial review. The Company has provided ranges, rather than specific amounts, because these results are preliminary and subject to change. Actual results may differ from these estimates as a result of the completion of the Company’s year-end closing procedures, review adjustments and other developments that may arise between now and the time such financial information for the period is finalized. As a result, these estimates are preliminary, may change and constitute forward-looking information and, as a result, are subject to risks and uncertainties. These preliminary estimates should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles (“GAAP”), and they should not be viewed as indicative of the Company’s results for any future period. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to these estimated financial results and, accordingly, does not express an opinion or any other form of assurance with respect to these preliminary estimates.

Note Regarding Use of Non-GAAP Financial Measures

In addition to reporting financial information in accordance with generally accepted accounting principles (GAAP), the Company is also reporting Adjusted net income, Adjusted EBITDA and Adjusted diluted earnings per share ("EPS"), which are non-GAAP financial measures. These adjusted measures are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, EPS, or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definitions of Adjusted net income, Adjusted EBITDA, and Adjusted diluted EPS may not be comparable to similarly titled non-GAAP financial measures reported by other companies. As defined by the Company: (i) Adjusted net income represents net income before intangible asset amortization expense, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, net of tax adjustments, (ii) Adjusted EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, loss on extinguishment of debt, and restructuring, acquisition, integration and other expenses, and (iii) Adjusted diluted EPS represents Adjusted net income divided by weighted average common shares outstanding, diluted. As part of restructuring, acquisition, integration and other expenses, the Company may incur significant charges such as the write down of certain long-lived assets, temporary redundant expenses, professional fees, certain litigation expenses and reserves related to acquired businesses, potential retention and severance costs and potential accelerated payments or termination costs for certain of its contractual obligations. Management believes that these adjusted measures provide useful supplemental information regarding the performance of Option Care Health’s business operations and facilitate comparisons to the Company’s historical operating results. The Company has not reconciled Adjusted EBITDA guidance to net income or Adjusted diluted EPS guidance to GAAP diluted EPS as management believes creation of this reconciliation would not be practicable due to the uncertainty regarding, and potential variability of, material reconciling items. Full reconciliations of each historical adjusted measure to the most comparable GAAP financial measure are set forth below.

OPTION CARE HEALTH, INC.

RECONCILIATION BETWEEN GAAP AND NON-GAAP MEASURES

(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

(UNAUDITED)

	Three Months Ended December 31, 2025		Year Ended December 31, 2025
	Low	High	Low	High
Net income	$59.1	$62.4	$208.2	$211.5
Interest expense, net	12.8	12.8	54.6	54.6
Income tax expense	23.3	22.2	75.6	74.5
Depreciation and amortization expense	17.1	17.1	67.5	67.5
EBITDA	112.3	114.5	405.9	408.1

EBITDA adjustments
Stock-based incentive compensation	9.4	9.4	40.0	40.0
Loss on extinguishment of debt	—	—	4.7	4.7
Restructuring, acquisition, integration and other	2.1	3.9	18.4	20.2
Adjusted EBITDA	$123.7	$127.7	$469.0	$473.0

Net income	$59.1	$62.4	$208.2	$211.5
Intangible asset amortization expense	9.2	9.2	36.9	36.9
Stock-based incentive compensation	9.4	9.4	40.0	40.0
Loss on extinguishment of debt	—	—	4.7	4.7
Restructuring, acquisition, integration and other	2.1	3.9	18.4	20.2
Total pre-tax adjustments	20.6	22.4	100.0	101.8
Tax adjustments (1)	(6.0)	(5.9)	(26.6)	(26.5)
Adjusted net income	$73.8	$79.0	$281.6	$286.8

Earnings per share, diluted	$0.37	$0.39	$1.27	$1.29
Adjusted earnings per share, diluted	$0.46	$0.49	$1.72	$1.76
Weighted average common shares outstanding, diluted	159,833	159,833	163,365	163,365

(1) Tax adjustments for fourth quarter and full year 2025 includes the estimated income tax effect on non-GAAP adjustments based on the expected effective tax rate